Exhibit 10.1

AGREEMENT TO AMEND NOTE

     This Agreement to Amend Note (this “Agreement”) is dated June 30, 2005, by and between Petrohawk Energy Corporation, a Delaware Corporation (formerly known as Beta Oil & Gas, Inc.)(“Petrohawk”), and PHAWK, LLC, a Delaware limited liability company (formerly known as Petrohawk Energy, LLC)(“PHAWK”).

     WHEREAS, Petrohawk has determined that it is in its best interest to agree to amend that certain $35,000,000 8% Convertible Promissory Note dated as of May 25, 2004, due May 25, 2009, made by Petrohawk, as maker, in favor of PHAWK, as payee (the “Convertible Note”), to allow for conversion thereof on June 30, 2005 into 8,750,000 shares of Petrohawk common stock, par value $0.001 per share, and to pay a premium payment in connection with this Agreement to PHAWK in the amount of $2,410,621.73 (which represented the interest that would have been payable under the note, discounted at 10%); and

     WHEREAS, PHAWK has determined that it is in its best interest to agree to amend the Convertible Note to allow for conversion thereof on June 30, 2005 into 8,750,000 shares of Petrohawk common stock, par value $0.001 per share, provided that Petrohawk pay to PHAWK the amount of $2,410,621 as a premium payment in connection with this Agreement.

     NOW, THEREFORE, in consideration of the execution and delivery of this Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. The Convertible Note is hereby deemed to be amended to permit its conversion into 8,750,000 shares of Petrohawk common stock, par value $0.001 per share, on June 30, 2005.

     2. PHAWK hereby gives notice of its desire to convert the Convertible Note into 8,750,000 shares of Petrohawk common stock, par value $0.001 per share and Petrohawk agrees that the Convertible Note is so converted as of this date..

     3. Petrohawk agrees to immediately pay PHAWK the amount of $2,410,621 as a pre-payment of interest, discounted at 10%, in connection with this Agreement.

     4. PHAWK and Petrohawk waive any other notice right with relation to the conversion of the Convertible Note contained therein.

     5. The Convertible Note is hereby extinguished on and as of the date hereof and all parties rights, duties and responsibilities with respect to such Convertible Note are also extinguished.

[Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the date first written above.

PETROHAWK ENERGY CORPORATION
By:	/s/ Floyd C. Wilson
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer

PHAWK, LLC
By:	/s/ Floyd C. Wilson
	Name:	Floyd C. Wilson
	Title:	President and Chief Executive Officer